Exhibit 10.23

TALEND

Société anonyme au capital de 1.817.195,93 euros

Siège social : 9, rue Pages - 92150 Suresnes

484 175 252 R.C.S. Nanterre

SUBSCRIPTION FORM

Amount and terms of the issuance of the warrants

Issuance at a total price of EUR.              of              warrants (hereafter the “Warrants”), giving the right to subscribe a maximum number of              ordinary shares, at a fixed price of EUR              each (issue premium included), to be fully paid up in cash or by way of offset against receivables and the subscription of which has been reserved to the subscriber.

The issuance has been decided by the board of directors of TALEND on                        pursuant to the authorization granted to it by the shareholders’ meeting of                                  .

The terms and conditions of the Warrants are described in the warrant agreement executed by the subscriber and TALEND on                        .

The subscription period is opened from                        to                        included.

—ooOoo—

The undersigned:

, residing at                                                          ,

acknowledging the terms and conditions of the Warrants,

hereby subscribe the Warrants and pay the amount of its subscription, i.e. EUR.                                  by offset against a receivable due by the Company to me in connection with the payment of board attendance fees (jetons de présence) equal to EUR                        , decided by the board held on           .

Executed in

On

In two copies

*

* Signature preceded by: “Approval for formal and irrevocable subscription of                       Warrants”